Exhibit 99.1

NEWS RELEASE

For Immediate Release

BAYLAKE CORP. FOREGOES DIVIDEND

Sturgeon Bay, WI – PR Newswire–May 22, 2008 Baylake Corp. (OTC BB: BYLK)

The Board of Directors of Baylake Corp. announced their decision to forego the payment of a cash dividend on the Company's common stock that historically had been declared and paid during the second quarter of the year.

“We believe that retaining earnings and continuing to build a strong capital base is in the best interest of our shareholders at the current time,” said Baylake Corp. President and Chief Executive Officer Robert J. Cera. “Our main priority and efforts continue to be focused upon reducing our unacceptably high level of non-performing assets. As soon as we are reasonably assured that meaningful progress has been made in improving both asset quality and net income, we would expect to once again resume the payment of quarterly dividends.” The Company’s Board of Directors is closely monitoring this situation on a quarterly basis and hopes to reinstate the dividend at the earliest appropriate time.

The Company's ability to pay dividends is subject to various factors including, among other things, sufficient earnings, available capital, board discretion and regulatory compliance (see "Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities," Part II, Item 5 of the Company's Annual Report on Form 10-K for the year ended December 31, 2007). There can be no assurance when or if the Company will resume the payment of quarterly dividends at historical levels or at all.

Baylake Corp., the holding company for Baylake Bank, serves Northeast and Central Wisconsin from 28 community financial centers throughout Brown, Door, Green Lake, Kewaunee, Manitowoc, Outagamie, Waupaca and Waushara Counties.

FORWARD-LOOKING STATEMENTS

This release may contain statements that are "forward-looking" statements within the meaning of the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, such as statements other than historical facts contained or incorporated by reference herein. These forward-looking statements include statements with respect to our financial condition, results of operations, plans, objective, future performance and business, including statements that include the words “believes,” “expects,” "hopes," “anticipates” and similar expressions and references to estimates. Future filings by us with the Securities Exchange Commission, and future statements other than historical facts contained in written material, press releases and oral statements issued by us, or on our behalf, may also constitute forward-looking statements.

All forward-looking statements contained in this release or which may be contained in future statements made for or on our behalf are based upon information available at the time the statement is made and we assume no obligation to update any forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties, and our actual results may differ materially from the results or expectations discussed in such forward-looking statements. Factors that might cause actual results to differ from the results or expectations discussed above include, but are not limited to, the risk factors identified in this release and those set forth under "RISK FACTORS," Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007.

Contact:	Robert J. Cera
(920)-743-5551
Source:	Baylake Corp.